UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2020

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6965 El Camino Real, Suite 105-Box 517
Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

As previously reported, we are not in compliance with NYSE American LLC’s (“NYSE American”) continued listing standards. Specifically, we are not in compliance with Sections 1003(a)(ii) and (iii) of the NYSE American Company Guide (the “Company Guide”) because we reported stockholders’ equity of less than $6 million and $4 million as of December 31, 2019 and March 31, 2020, respectively, and had net losses in our five most recent fiscal years ended December 31, 2019. Our stockholders’ equity was $5.09 million and $3.8 million as of December 31, 2019 and March 31, 2020, respectively. As a result, we became subject to the procedures and requirements of Section 1009 of the Company Guide, which included submitting a plan to NYSE Regulation, Inc. (“NYSE Regulation”) advising of actions we have taken or will take to regain compliance with Sections 1003(a)(ii) and (iii) of the Company Guide by September 27, 2021. As previously reported, NYSE Regulation notified us that it accepted our plan to regain compliance and granted us a plan period that extends through September 27, 2021.

On August 12, 2020, we received a letter from the NYSE Regulation stating that we are not in compliance with Section 1003(a)(i) of the Company Guide because we reported stockholders’ equity of less than $2 million as of June 30, 2020 and had net losses in two of our three most recent fiscal years ended December 31, 2019. Our stockholders’ equity was $1.9 million as of June 30, 2020. As a result, we continue to be subject to the procedures and requirements of Section 1009 of the Company Guide. Because this instance of noncompliance is in addition to our current noncompliance with Sections 1003(a)(ii) and (iii) of the Company Guide, we are not required to submit a new compliance plan.

The listing of our common stock on the NYSE American is being continued during the plan period pursuant to an extension. The NYSE Regulation staff will review us periodically for compliance with initiatives outlined in our plan. If we are not in compliance with Sections 1003(a)(i), (ii) and (iii) by September 27, 2021 or if we do not make progress consistent with our plan during the plan period, NYSE Regulation staff will initiate delisting proceedings as appropriate.

We can give no assurances that we will be able to maintain the listing of our common stock on the NYSE American. Our common stock could be delisted because we do not make progress consistent with our plan during the plan period, because we do not regain compliance with Sections 1003 (a)(i), (ii) and (iii) by September 27, 2021, or because we fall below compliance with other NYSE American listing standards.

On August 12, 2020, we issued a press release announcing the receipt of the letter described above, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of NTN Buzztime, Inc. dated August 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: August 12, 2020	By:	/s/ Sandra Gurrola
Sandra Gurrola
Sr. Vice President of Finance